UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 3.02 (Unregistered Sale of Equity Securities) is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

Document Security Systems, Inc. (the “Company”) completed the sale of 300,000 shares of its common stock, par value $.02 per share, to one accredited investor (the “Purchaser”) for an aggregate purchase price of $225,000 (the “Stock Purchase”), pursuant to a Securities Purchase Agreement between the Company and the Purchaser. Both the Stock Purchase and the Securities Purchase Agreement were completed on December 29, 2016. On the same date, the Purchaser also received accompanying three-year warrants to purchase up to an additional 200,000 shares of the Company’s common stock at an exercise price of $1.00 per share (the “Warrants”). The Warrants do not provide for a cashless exercise feature.

Neither the common stock issued in connection with the Stock Purchase, the Warrants, nor the common stock that is issuable upon exercise of the Warrants (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. These Securities may not be offered or sold by the Purchaser in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

The form of Common Stock Purchase Warrant and Securities Purchase Agreement are filed as exhibits 4.1 and 10.1 to this report, respectively. The foregoing summary descriptions of the terms of the Common Stock Purchase Warrant and the Securities Purchase Agreement are qualified in their entirety by reference to the full texts of each such exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: January 4, 2017	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer